Exhibit 10.2

CONCEPTUS, INC.

DAVID H. CHUNG RESTRICTED STOCK UNIT AWARD AGREEMENT

This DAVID H. CHUNG RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”) is entered into effective as of August 13, 2012 (the “Grant Date”) between Conceptus, Inc. (the “Company”) and David H. Chung (“Participant”).

This award of restricted stock units (“Restricted Stock Units”) has been granted without stockholder approval as a stand-alone inducement grant pursuant to NASDAQ Stock Market Rule 5635(c)(4). Certain capitalized terms used herein shall have the meanings given such terms in Section 2.15 of this Agreement.

ARTICLE I

GRANT, VESTING AND ISSUANCE OF RESTRICTED STOCK UNITS

1.1 Award of Restricted Stock Units. In consideration of Participant’s agreement to commence and remain in the employ of the Company or its Subsidiaries and for other good and valuable consideration, effective as of the Grant Date the Company irrevocably grants to Participant an award of forty thousand (40,000) Restricted Stock Units, subject to all of the terms and conditions in this Agreement. A Restricted Stock Unit shall represent the right to receive one share of Company common stock, par value $0.003 per shares (“Stock”) for each Restricted Stock Unit that vests in accordance with the provisions of Sections 1.2 below, which shares shall be issued following such vesting in accordance with Section 1.3 below.

1.2 Vesting of Restricted Stock Units.

(a) Vesting Schedule. Subject to Sections 1.2(b) and 1.2(c) below, the Restricted Stock Units shall vest with respect to twenty five percent (25%) of the total number of Restricted Stock Units on each anniversary of the Grant Date (the “Vesting Commencement Date”), such that the Restricted Stock Units shall be fully vested on the fourth (4th) anniversary of the Vesting Commencement Date, in any event, subject to Participant’s continuing to be a Service Provider through the applicable vesting date (the “Vesting Schedule”).

(b) Acceleration Upon a Change in Control. Notwithstanding Section 1.2(a) above, in the event of a Change in Control, the vesting of the Restricted Stock Units shall automatically accelerate as to one hundred percent (100%) of the then-unvested Restricted Stock Units subject thereto, subject to Participant continuing to be a Service Provider through the date the Change in Control is consummated.

(c) As a condition to the Restricted Stock Units vesting in accordance with the Vesting Schedule, Participant shall provide continuous services to the Company as a Service Provider from the Grant Date through the relevant vesting date set forth in the Sections 1.2(a) and 1.2(b) above (each such date, a “Vesting Date”).

(d) Unless and until the Restricted Stock Units have vested in accordance with this Section 1.2, Participant will have no right to any issuance of Stock with respect to such Restricted Stock Units. To the extent any Restricted Stock Units do not vest in accordance with the provisions of this Section 1.2, such Restricted Stock Units will terminate automatically and be forfeited without further notice or consideration to Participant.

1.3 Issuance of Stock.

(a) Following a Vesting Date, shares of Stock shall be issued to Participant (or in the event of Participant’s death, to his or her estate) with respect to such Participant’s Restricted Stock Units that have so vested, on the thirtieth (30th) day following the Vesting Date. In no event shall any shares of Stock be issued with respect to Participant’s Restricted Stock Units prior to the date on which such Restricted Stock Units become vested pursuant to Section 1.2 above.

(b) All issuances shall be made by the Company in the form of whole shares of Stock (and cash in an amount equal to the value of any fractional Restricted Stock Unit, determined based on the Fair Market Value as of the issuance date).

(c) Notwithstanding the foregoing, shares of Stock shall be issuable pursuant to a Restricted Stock Unit at such times and upon such events as are specified in this Agreement only to the extent issuance under such terms will not cause the Restricted Stock Units or the shares of Stock issuable pursuant to the Restricted Stock Units to be includible in the gross income of Participant under Section 409A of the Code prior to such times or the occurrence of such events, as permitted by the Code and the regulations and other guidance thereunder.

1.4 Restrictions on Transfer. Unless otherwise permitted by the Committee, no Restricted Stock Units or shares of Stock issuable with respect thereto or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.

1.5 Conditions to Issuance of Stock Certificates. The shares of Stock deliverable with respect to the Restricted Stock Units, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any shares of Stock with respect to the Restricted Stock Units prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges on which such Stock is then listed;

(b) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable;

(d) The lapse of such reasonable period of time following the applicable distribution event as the Committee may from time to time establish for reasons of administrative convenience; and

(e) The receipt by the Company of full payment of all amounts required to be withheld under federal, state, local and foreign tax laws, with respect to the issuance of such shares or any other taxable event in accordance with Section 2.1 below.

1.6 Rights as Stockholder. Except as otherwise provided herein, Participant shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares of Stock issuable pursuant to the Restricted Stock Units (whether vested or unvested) unless and until such shares of Stock shall have been issued by the Company to Participant.

ARTICLE II

OTHER PROVISIONS

2.1 Taxes. Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to require payment to the Company or any of its Subsidiaries any sums required by federal, state or local tax law to be withheld with respect to the issuance of the Restricted Stock Units, the issuance of shares of Stock with respect thereto, or any other taxable event related to the Restricted Stock Units. The Committee may permit Participant to make such payment in one or more of the forms specified below:

(i) by cash or check made payable to the Company;

(ii) by the deduction of such amount from other compensation payable to Participant;

(iii) in the sole discretion of the Committee, by requesting that the Company withhold a net number of vested shares of Stock otherwise issuable having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Subsidiaries based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes; or

(iv) in any combination of the foregoing.

In the event Participant fails to provide timely payment of all sums required by the Company pursuant to this Section 2.1, the Company shall have the right and option, but not obligation, to treat such failure as an election by Participant to satisfy all or any portion of his or her required payment obligation by means of requesting the Company to withhold vested shares of Stock otherwise issuable in accordance with clause (iii) above. The Company shall not be obligated to deliver any shares of Stock issuable with respect to the Restricted Stock Units to Participant or Participant’s legal representative unless and until Participant or Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable to the taxable income of Participant resulting from the grant of the Restricted Stock Units, the distribution of the shares of Stock issuable with respect thereto, or any other taxable event related to the Restricted Stock Units.

2.2 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of this Agreement, if Participant is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Restricted Stock Units and the shares of Stock issuable with respect thereto and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

2.3 No Effect on Employment or Service. This Agreement is not an employment or service contract, and nothing herein shall be deemed to create in any way whatsoever any obligation on Participant’s part to continue in the employ or service of the Company, or of the Company to continue Participant’s employment or service with the Company. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company to terminate Participant’s employment or service relationship, for any reason whatsoever, with or without good cause.

2.4 Committee Authority. The Board, the Compensation Committee of the Board or such other committee of the Board as shall be duly authorized (collectively, the “Committee”) shall have the power to interpret this Agreement and to adopt such rules for the administration, interpretation and application of the provisions of this Agreement as are consistent therewith and to interpret, amend or revoke any such rules (including, but not limited to, the determination of whether or not the Restricted Stock Units or any portion thereof have vested). All actions taken and all interpretations and determinations made by the Committee in good faith shall be final, binding and conclusive upon Participant, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to this Agreement or the Restricted Stock Units.

2.5 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Chief Financial Officer of the Company, and any notice to be given to Participant shall be addressed to Participant at the last address reflected on the Company’s records for Participant. By a notice given pursuant to this Section 2.5, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

2.6 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

2.7 Governing Law; Severability. This Agreement and all disputes arising out of or relating to it shall be administered, interpreted and enforced in accordance with the laws of the State of Delaware, without regard to the law that might be applied under principles of conflicts of laws. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

2.8 Conformity to Securities Laws. Participant acknowledges that the Agreement is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Agreement shall be administered, and the Restricted Stock Units are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations. As a condition to the issuance of any Restricted Stock Units, the Company may require the person exercising the Restricted Stock Units to represent and warrant at the time of any such exercise that the shares of Stock are being purchased only for investment and without any present intention to sell or distribute such shares of Stock if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

2.9 Amendments. The provisions of this Agreement may be amended or waived only by written agreement between the Company and Participant, and no course of conduct or failure or delay in enforcing the provisions of this Agreement will affect the validity, binding effect or enforceability of this Agreement. Notwithstanding the foregoing, the Company may amend, terminate or revoke this Agreement in any respect to the extent determined necessary or desirable by the Company in its discretion to comply with the requirements of Section 409A of the Code and the Department of Treasury regulations and other guidance promulgated thereunder. Participant expressly understands and agrees that no additional consent of Participant shall be required in connection with such amendment, termination or revocation.

2.10 Successors and Assigns. Subject to the provisions of Section 2.14 below, the Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

2.11 Unfunded, Unsecured Obligations. The obligations of the Company under this Agreement shall be unfunded and unsecured, and nothing contained herein shall be construed as providing for assets to be held in trust or escrow or any other form of segregation of the assets of the Company for the benefit of Participant or any other person. Participant shall have only the rights of a general, unsecured creditor of the Company with respect to the Restricted Stock Units, unless and until shares of Stock shall be distributed to Participant under the terms and conditions of this Agreement.

2.12 Compliance in Form and Operation. This Agreement and the Restricted Stock Units are intended to be exempt from the provisions of Section 409A of the Code and the Treasury Regulations thereunder and shall be interpreted in a manner consistent with that intention.

2.13 Material Inducement. Participant agrees that Participant has not been previously employed in any capacity by the Company or a Subsidiary, or if previously employed, has had a bona-fide period of non-employment, and that the grant of the Restricted Stock Units is an inducement material to Participant’s agreement to enter into employment with the Company or Subsidiary.

2.14 Adjustments upon Changes in Capitalization, Merger or Asset Sale. Except as provided in Section 1.2(b) above:

(a) In the event that the Company determines that other than an Equity Restructuring, any dividend or other distribution (whether in the form of cash, Stock, other securities, or other property), reclassification, reorganization, merger, consolidation, spin off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar corporate transaction or event, in the Company’s sole discretion, affects the Stock such that an adjustment is determined by the Company to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under this Agreement or with respect to the Restricted Stock Units, then the Company shall, in such manner as it may deem equitable, adjust the number and kind of shares of Stock (or other securities or property) subject to this Agreement and the Restricted Stock Units.

(b) In the event of any transaction or event described in Section 2.14(a) above, the Company, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Agreement or by action taken prior to the occurrence of such transaction or event and either automatically or upon Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Company determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under this Agreement or to facilitate such transaction or event:

(i) To provide for either the purchase of the Restricted Stock Units for an amount of cash equal to the amount that could have been obtained upon the issuance of the Restricted Stock Units or realization of Participant’s rights had the Restricted Stock Units been currently fully vested or the replacement of the Restricted Stock Units with other rights or property selected by the Company in its sole discretion;

(ii) To provide that the shares of Stock underlying the Restricted Stock Units shall be immediately issuable, notwithstanding anything to the contrary in this Agreement;

(iii) To provide that the Restricted Stock Units be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; or

(iv) To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Restricted Stock Units, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Restricted Stock Units.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 2.14(a) and 2.14(b) above, the number and type of securities subject to the outstanding Restricted Stock Units will be proportionately adjusted. The adjustments provided under this Section 2.14(c) shall be nondiscretionary and shall be final and binding on Participant and the Company.

(d) The existence of this Agreement shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Stock or the rights thereof or which are convertible into or exchangeable for Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

2.15 Certain Definitions. As used herein, the following definitions shall apply:

(a) “Board” means the Board of Directors of the Company.

(b) “Change in Control” shall mean the occurrence of any of the following events:

(i) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(ii) a merger or consolidation of the Company whether or not approved by the Board, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company;

(iii) an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iv) a change in the composition of the Board, as a result of which less than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the date of Executive’s hire or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

Notwithstanding the foregoing, in no event shall a Change in Control be deemed to have occurred unless the transaction or event giving rise to the Change in Control also constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5).

(c) “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute or statutes thereto. Reference to any particular Code section shall include any successor section.

(d) “Consultant” means any consultant or adviser if: (i) the consultant or adviser renders bona fide services to the Company or any Parent or Subsidiary of the Company; (ii) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) the consultant or adviser is a natural person who has contracted directly with the Company or any Parent or Subsidiary of the Company to render such services.

(e) “Director” means a member of the Board.

(f) “Employee” means any person, including an officer or Director, who is an employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient, by itself, to constitute “employment” by the Company.

(g) “Equity Restructuring” means a non-reciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects shares of Stock (or other securities of the Company) or the share price of Stock (or of other securities) and causes a change in the per share value of the Stock underlying the Restricted Stock Units.

(h) “Fair Market Value” means, as of any date, the value of a share of Stock determined as follows:

(i) If the Stock is listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market, its Fair Market Value shall be the closing sales price for a share of such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination (or the most recent day on which sales were reported if none were reported on such date), as reported in The Wall Street Journal or such other source as the Company deems reliable;

(ii) If the Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for a share of the Stock on the day of determination (or the most recent day on which bid and asked prices were reported if none were reported on such date); or

(iii) In the absence of an established market for the Stock, the Fair Market Value thereof shall be determined in good faith by the Company.

(i) “Parent” means any corporation, whether now or hereafter existing (other than the Company), in an unbroken chain of corporations ending with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(j) “Service Provider” means an Employee, Director or Consultant.

(k) “Subsidiary” means any corporation, whether now or hereafter existing (other than the Company), in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than fifty percent of the total combined voting power of all classes of stock in one of the other corporations in such chain.

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By Participant’s acceptance, Participant agrees to be bound by the terms and conditions of the Agreement and make the following representation: “I have reviewed the Agreement in its entirety, have had an opportunity to obtain the advice of counsel prior to executing the Agreement and fully understand all provisions of the Agreement. I hereby agree to accept as final, binding, and conclusive all decisions or interpretations of the Committee upon any questions arising under the Agreement. I acknowledge and agree that the Agreement sets forth the entire understanding between me and the Company regarding the acquisition or issuance of stock in the Company and supersedes all prior oral and written agreements regarding the acquisition or issuance of stock in the Company.”

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CONCEPTUS, INC.	PARTICIPANT

/s/ D. Keith Grossman	/s/ David H. Chung
By: D. Keith Grossman	David H. Chung
Its: Chief Executive Officer	Address: ***